-----Original Message-----
Sent: Tuesday, November 07, 2006 10:56 AM
Subject: RE: CGCMT 2006-C5 - Representation regarding RREEF

We can represent that represent that on the aggregate RREEF is not the borrower for more than 5% of the pool by loan balance in the CGCMT 2006-C5 deal.

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